ENERSYS
AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK UNITS
UNDER THE 2023 EQUITY INCENTIVE PLAN
THIS AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK UNITS (this “Agreement”), dated as of _____, ____, (the “Date of Grant”) is between ENERSYS, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).
BACKGROUND
A.Participant is currently an employee of the Company or one of its Subsidiaries.
B.The Company desires to (i) provide Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries, and (ii) increase Participant’s interest in the success of the Company by granting restricted stock units (the “Restricted Stock Units”) to Participant to acquire shares of Common Stock (“Shares”) upon the satisfaction of the terms and conditions set forth in this Agreement.
C.This grant of the Restricted Stock Units is (i) made pursuant to the EnerSys 2023 Equity Incentive Plan (as amended from time to time, the “Plan”); (ii) made subject to the terms and conditions of this Agreement and Appendix A; (iii) made in the sole discretion of the Company’s Compensation Committee; and (iv) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Restrictive Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past. These Restricted Stock Units shall not be construed or interpreted in any way as a component of Participant’s base salary for services performed on the behalf of the Company, and Company employees are not required, as a condition of their employment, to accept any Restricted Stock Units stated herein. Unless otherwise defined in this Agreement, any capitalized terms in this Agreement shall have the meaning ascribed to such terms in the Plan.
AGREEMENT
NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:
1.Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Restricted Stock Units shall be subject to the Plan. The terms of the Plan and the Background provisions of this Agreement are hereby incorporated into this Agreement by reference and made a part hereof as if set forth in their entirety in this Section 1. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern; except that in the event such a conflict or inconsistency relates to the prohibitions in Section 4 of this Agreement, then the definitions in this Agreement shall control.
“Competitive Product or Service” means the design, manufacture, importing, development, distribution, marketing, or sale of:
(a)    motive power batteries, chargers, products, and accessories (including, without limitation, batteries, chargers and accessories for industrial forklift trucks, other materials handling equipment, transportation applications, and other electric powered vehicles or machinery, as well as any software or technology related thereto), and each and every component thereof;
(b)    reserve power batteries, chargers, products, and accessories (including, without limitation, standby batteries and power supply equipment for wireless and wireline telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems and those used in utility industries, uninterruptible power supplies and other applications requiring stored energy solutions including medical, aerospace and defense systems, and outdoor equipment enclosure solutions, as well as any software or technology related thereto), and each and every component thereof;
(c)    stationary and DC power systems, battery management systems, power control systems, stored energy solutions, renewable energy power systems, energy pipelines, maintenance services, applications for computer and computer-controlled systems, specialty power applications, software monitoring and control systems, aerospace and defense solutions, BESS, and any products, accessories, software, technology, consulting services and/or turnkey services relating thereto (including the design, engineering, installation or service thereof), including each and every component thereof;
(d)    any other product, service, software, or technology development of any kind or type that the Company or any of its Subsidiaries or Affiliates (i) now makes, designs, manufactures, imports, develops, distributes, markets, researches or sells, or (ii) makes, designs, manufactures, imports, develops, distributes, markets, researches or sells at any time during Participant’s employment with the Company and/or any of its Subsidiaries, such as, for example, lithium-ion, sodium, nickel-zinc cells or batteries, enclosures and/or lithium products, including but not limited to those used in aviation, space, defense, medical, transportation, industrial, or other stored energy solution applications, and/or hydrogen fuel cells;
(e)    any and all other business services, activities, and operations otherwise ancillary, supplemental, incidental, or related to the design, manufacture, importing, development, distribution, marketing, and/or sale of products, services, software, and/or technology development described in subsections (a), (b), (c), and/or (d) of this Section 1; and/or
(f)     any other business activities that are substantially similar to, competitive with, or ancillary to the foregoing described in subsections (a), (b), (c), (d), and/or (e) of this Section 1, in which the Company or one of its Subsidiaries is engaged or has taken material steps to engage during the twenty-four (24) months prior to the Last Day (defined below).
“Competitor” means Participant or any other person or organization engaged in (or about to become engaged in) research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.
“Confidential Information” means information that is created and used in the Company’s business (or that of any of its Subsidiaries) and which is not generally known by the public, regardless of whether such information became known to Participant during or outside Participant’s working hours or whether such information came into the possession of the Company or one of its Subsidiaries through Participant’s efforts or the efforts of others, including but not limited to: trade secrets; proprietary or customized software, computer programs, databases, and other technological innovations and advantages; manufacturing and production processes and methods, product formulas, research and development; new product plans; the Company’s confidential records (or those of any of its Subsidiaries) pertaining to its existing or potential customers, including key customer contact information, contract terms and related information, and other documents constituting or otherwise containing customer lists and/or customer preferences; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data, reports, and other information, including pricing, quoting and billing methods; current or pending projects and/or proposals; scientific data; technological data; and any other business information that the Company and/or any of its Subsidiaries maintain as confidential. Participant specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Participant in the course of or as a result of Participant’s employment with the Company and/or any of its Subsidiaries. Confidential Information does not include information that is or may become known to Participant or to the public from sources outside the Company and/or any of its Subsidiaries and through means other than a breach of this Agreement or disclosed by Participant after written approval from the Company.
“Customer” means any person(s) or entity(ies) that, within twenty-four (24) months prior to the Last Day, Participant, directly or Indirectly (e.g., through employees whom Participant supervised): (a) provided products or services in connection with the Company’s business (or that of any of its Subsidiaries); and/or (b) provided written proposals concerning receiving products or services from the Company (and/or any of its Subsidiaries).
“Indirectly” means that Participant shall not assist others in performing business activities that Participant is prohibited from engaging in directly under this Agreement.
“Last Day” means Participant’s last day of employment with the Company and/or its Subsidiaries regardless of the reason for Participant’s separation, including voluntary or involuntary. It does not encompass Participant’s direct employment between Company Subsidiaries and/or Affiliates. As set forth below, such movement shall be deemed as unbroken and as continued employment under this Agreement and these covenants.
"Operative Documents" means the Plan and this Agreement.
“Restricted Geographic Area” means the territory (i.e.: (i) country(ies), (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, Participant: (a) provided services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold products or services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised, directly or Indirectly, the solicitation or servicing activities related to such Customers).
“Restricted Period” means the period of Participant’s employment with the Company and/or any of its Subsidiaries and a period twelve (12) months after the Last Day. Participant recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Participant holds at the Company and/or any of its Subsidiaries.
“Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.
“Wrongful Competition” means except as modified by the Wrongful Competition and/or Wrongful Solicitation Exceptions): During the Restricted Period and within the Restricted Geographic Area, Participant shall not, directly or Indirectly, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise to perform the same or similar responsibilities Participant performed for the Company and/or any of its Subsidiaries during the twenty-four (24) months prior to the Last Day in connection with a Competitive Product or Service. Notwithstanding the foregoing, Participant may accept employment with a Competitor whose business is diversified, provided that: (a) Participant shall not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives written assurances from the Competitor and Participant that are satisfactory to the Company that Participant shall not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Participant from investing Participant’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Participant’s holdings represent less than one percent (1%) of the total number of outstanding Shares or principal amount of the securities of such a person.
“Wrongful Solicitation” means (except as modified by the Wrongful Competition and/or Wrongful Solicitation Exceptions):

(a)With respect to the non-solicitation and non-inducement of Customers:  During the Restricted Period and in connection with a Competitive Product or Service, Participant shall not directly or Indirectly, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise to: (i) solicit or attempt to solicit any Customer; or (ii) induce or encourage any Customer to terminate a relationship with the Company and/or any of its Subsidiaries or otherwise to cease accepting services or products from the Company and/or any of its Subsidiaries; and/or
(b)With respect to the non-solicitation and non-inducement of employees:  During the Restricted Period, Participant shall not directly or Indirectly, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise to: (i) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees (or those of any of Company’s Subsidiaries) with whom Participant worked, had business contact, or about whom Participant gained non-public or Confidential Information (“Employees or Former Employees”); (ii) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company and/or any of its Subsidiaries or find employment or work with another person or entity; (iii) provide or pass along to any person or entity the name, contact and/or background information about any Employees or Former Employees or provide references or any other information about them; (iv) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (v) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company and/or any of its Subsidiaries at the time of the attempted recruiting or hiring, but were employed by or working for the Company and/or any of its Subsidiaries in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference; and/or
(c)With respect to the non-interference of vendors and suppliers:  During the Restricted Period, Participant shall not directly or Indirectly, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise to, interfere with the Company’s relationships (or that of any of its Subsidiaries) with its vendors or suppliers in any way that would impair the Company’s relationship (or that of any of its Subsidiaries) with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company and/or any of its Subsidiaries.
“Wrongful Competition and/or Wrongful Solicitation Exceptions” mean:

(a)State of Washington Exceptions.  If any Participant is employed in the State of Washington: (a) all references to “the Company” shall be replaced with “Employer”; and (b) any section in this Agreement that is determined to be a non-competition covenant under Washington law for Washington-based employees is only effective and enforceable once Participant earns more than the annual statutory compensation minimum, on an annualized basis, for the enforcement of non-competition covenants as found in Title 49 RCW.  Participant further agrees that all terms of this Agreement that are determined to be non-solicitation agreements under applicable Washington law shall be enforceable regardless of how much Participant earns in compensation.  The annual statutory compensation minimum for the enforcement of non-

competition covenants shall not affect the enforceability of any other term of this Agreement.  Further, Participant acknowledges and agrees that no term of this Agreement shall be deemed a non-competition covenant if this Agreement is entered into by a person purchasing or selling the goodwill of a business or otherwise acquiring or disposing of an ownership interest.
(b)This definition of “Restricted Geographic Area” is amended for any Washington-based Participant:
“Restricted Geographic Area” means the territory in which, during the twenty-four (24) months prior to the Last Day, Participant: (a) provided services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised the servicing activities), and/or (b) solicited Customers or otherwise sold products or services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised the solicitation or servicing activities related to such Customers).  “

(c) State of Colorado Exceptions. For all Participants employed in the State of Colorado: the non-competition covenant is only effective and enforceable once you earn, both at the time you enter the agreement and enforcement, at least or greater than the Highly Compensated Worker threshold under Colorado law. The nonsolicitation covenant, with the exception of the employee nonsolicitation provision, is only effective and enforceable once you earn, both at the time you enter the agreement and enforcement, at least or greater than sixty percent (60%) of the Highly Compensated Worker threshold under Colorado law. Furthermore, the restrictions on your conduct and activities contained in the noncompetition and nonsolicitation covenants, with the exception of the employee nonsolicitation provision, are limited only to such activities which will involve inevitable use, disclosure, or misappropriation of, or near-certain influence by Participant’s knowledge of, Trade Secrets disclosed to Participant during the course of employment with the Company. For Colorado Participants, the Wrongful Competition and Wrongful Solicitation provisions of this Agreement shall be effective fourteen (14) days after you sign this Agreement. All other provisions of this Agreement shall be effective upon your signing this Agreement.
(d)General Exceptions. Participant understands that Participant’s non-compete and/or non-solicitation obligations in this Agreement shall not apply to Participant if Participant is covered under applicable state or local law prohibiting non-competes or non-solicits, including on the basis of Participant’s income at the time of enforcement. Examples of such prohibitions include, but are not limited to: California (Wrongful Competition and Wrongful Solicitation), the District of Columbia (Wrongful Competition for those earning under $150,000 during a consecutive 12-month period preceding the date of the Wrongful Competition), Illinois (low wage), Maryland (low wage), Oklahoma (Wrongful Competition), Minnesota (Wrongful Competition), North Dakota (Wrongful Competition and Wrongful Solicitation), Oregon (Non-Qualified Employee under ORS 653.295), Rhode Island (low wage), and Virginia (low wage).

2.Grant of Restricted Stock Units.

(a)Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to Participant the number of Restricted Stock Units specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account maintained by the Company, or a third party on behalf of the Company, for Participant’s benefit, the number of Restricted Stock Units granted hereunder, each of which shall be deemed to be the equivalent of one Share.
(b)If the Company declares, with a record date after the Date of Grant and prior to settlement pursuant to Section 3(d), and pays a dividend or a distribution on Common Stock in the form of cash, then a number of additional Restricted Stock Units shall be credited to Participant as of the payment date for such dividend or distribution equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to Participant as of the record date for such dividend or distribution (other than previously settled or forfeited Restricted Stock Units) times the per Share amount of such dividend or distribution, by (ii) the Fair Market Value of one Share as of the record date for such dividend or distribution. Any Restricted Stock Units credited to Participant under this subsection shall be or become vested or forfeited (as appropriate) to the same extent as the underlying Restricted Stock Units.
(c)If the Company declares, with a record date after the Date of Grant and prior to settlement pursuant to Section 3(d), and pays a dividend or distribution on the Common Stock in the form of additional Shares, or there occurs a forward split of Common Stock, then a number of additional Restricted Stock Units shall be credited to Participant as of the payment date for such dividend or distribution or forward split equal to (i) the number of Restricted Stock Units credited to Participant as of the record date for such dividend or distribution or split (other than previously settled or forfeited Restricted Stock Units), multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. Any Restricted Stock Units credited to Participant under this subsection shall be or become vested or forfeited (as appropriate) to the same extent as the underlying Restricted Stock Unit.
3.Terms and Conditions.
(a)Vesting. All of the Restricted Stock Units shall initially be unvested. One-third (1/3) of the Restricted Stock Units (rounded down to the nearest whole number) shall vest on the first anniversary of the Date of Grant and on each of the next two (2) successive anniversaries thereof (each such anniversary, a “Vesting Date”) (with vesting on the last Vesting Date being the balance of the Restricted Stock Units) unless previously vested or forfeited in accordance with the Plan or this Agreement (the “Normal Vesting Schedule”).
(i)Any Restricted Stock Units that fail to vest because the employment condition is not satisfied shall be forfeited, subject to the special provisions set forth in Subsections 3(a)(ii) through 3(a)(iv).
(ii)If Participant’s employment terminates due to death or Permanent Disability or in the event of a Change in Control where the holders of the Company’s Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, Restricted Stock Units not previously vested shall immediately become vested. With respect to any of the Restricted Stock Units that constitute “deferred compensation” as defined under Code Section 409A, for purposes of this Section 3(a)(ii) and any acceleration of the Restricted Stock Units upon a Change in Control, a Change in Control shall be deemed to occur only if, in addition to the requirements set forth in the

Plan, the Change in Control also meets the requirements of IRS Reg. §1.409A-3(i)(5), to the extent necessary to avoid the imposition of taxes thereunder.
(iii)If on or within two years after a Change in Control (other than a Change in Control described in Section 3(a)(ii) above), Participant terminates employment for Good Reason, or is terminated by the Company without Cause, Restricted Stock Units not previously vested shall immediately become vested.
(iv)In the event of Participant’s Retirement, the Compensation Committee may determine, in its sole discretion, whether and the manner in which Restricted Stock Units not previously vested (or any portion thereof) shall be vested and be settled pursuant to Section 3(d). In the absence of Compensation Committee action, upon such Retirement, the Restricted Stock Units which have not vested as of the date of such termination shall vest pro-rata as of the date of Participant’s Retirement. All such Restricted Stock Units which shall have not vested as a result of such Retirement shall be immediately and automatically forfeited without consideration of any kind and to the extent that the date Participant first becomes eligible for Retirement and the vesting date under this Section 3(a)(iv) are in different tax years, any amount payable under this subsection shall constitute the payment of nonqualified deferred compensation, subject to the requirements of Code Section 409A unless an exemption under the treasury regulations is available.
The number of unvested Restricted Stock Units that shall vest pro-rata upon Retirement (absent action to the contrary by the Compensation Committee) described in the penultimate sentence of the foregoing paragraph of this Section 3(a)(iv) shall be calculated by multiplying (A) the quotient obtained by dividing the number of completed months that Participant was employed by the Company or one of its Subsidiaries since the most recent Vesting Date or if no Vesting Date has yet occurred the number of months since the Date of Grant, by 36, by (B) the number of Restricted Stock Units subject to this Agreement.
(b)Restrictions on Transfer. Until the earlier of the applicable vesting date under the Normal Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), or as otherwise provided in the Plan, no transfer of the Restricted Stock Units or any of Participant’s rights with respect to the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Compensation Committee determines otherwise, upon any attempt to transfer any Restricted Stock Units or any rights in respect of the Restricted Stock Units before the earlier of the applicable vesting date under the Normal Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), such unit, and all of the rights related to such unit, shall be immediately and automatically forfeited by Participant without consideration of any kind.
(c)Forfeiture. Upon termination of Participant’s employment with the Company or a Subsidiary for any reason other than death, Permanent Disability or one of the reasons set forth in Sections 3(a)(iii) and (iv), Participant shall forfeit any and all Restricted Stock Units which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.
(d)Settlement. Restricted Stock Units not previously forfeited shall be settled on the earlier of the applicable Vesting Date under the Normal Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in Section 3(a)(ii), the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), or, unless otherwise provided by the Compensation Committee, the date of a termination of employment due to Retirement described in Section 3(a)(iv), by delivery of one Share for each Restricted Stock Unit being settled or, if determined by the Compensation Committee in its sole discretion, by a payment of cash equal to the Fair Market Value of one Share.
4.Wrongful Competition and Wrongful Solicitation.
    Participant understands and agrees that Participant shall not engage in Wrongful Competition or Wrongful Solicitation.
5.Confidential Information and Trade Secrets.
(a)Access and Use.  Participant expressly acknowledges and agrees that, by virtue of Employee’s employment with the Company or a Subsidiary and exercise of Participant’s duties for the Company or a Subsidiary, Participant will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company or its Subsidiaries, all of which is the Company’s exclusive property. Accordingly, Participant agrees that Participant shall not, and shall not permit any other person or entity to, directly or Indirectly, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise to, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company or its Subsidiaries; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for the Company or its Subsidiaries; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.
(b)Duration of Confidential Information and Trade Secrets.  This obligation of non-disclosure and non-use shall last so long as the information remains confidential, and at no time during Participant’s employment with the Company or one of its Subsidiaries, nor at any time thereafter, shall Participant directly or Indirectly, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise to, disclose, reveal, or use for the benefit of Participant or others, or aid others in obtaining, any Confidential Information and Trade Secrets of the Company and/or its Subsidiaries other than in the ordinary performance of Participant’s duties on behalf of the Company or one of its Subsidiaries and as expressly authorized by the Company and/or its Subsidiaries. Participant, however, understands that, if Participant primarily lives and works in any state requiring a temporal limit on non-disclosure clauses, Confidential Information shall be protected for no less than two (2) years following the Last Day. Participant also understands that Trade Secrets are protected by statute and are not subject to any time limits. Participant also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Participant has any questions about whether such information is protected information.
(c)Immunity under the Defend Trade Secrets Act of 2016.  Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.
(d)Additional Legal Exceptions to Non-Disclosure Obligations.  Nothing in this Agreement shall be construed to prevent disclosure of information generally obtained through the job, information available to the public, and/or information you have a right to disclose or as may be required by applicable law or regulation, especially with respect to a Federal or State administrative agency, equivalent State agency, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. With respect to an order of a court of competent jurisdiction, Participant will promptly provide written notice to the General Counsel of the Company of any such order. If the Company chooses to seek a protective order or other remedy, Employee will cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, Participant will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use Participant’s best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Participant from: (a) exercising Participant’s rights under Section 7 of the National Labor Relations Act (NLRA) (including with respect to engaging in concerted activities for the purpose of collective bargaining or other mutual aid or protection, discussing terms and conditions of employment, or otherwise engaging in protected conduct); (b) otherwise disclosing or discussing truthful information about unlawful employment practices (including unlawful discrimination, harassment, retaliation, or sexual assault).
(e)Return of Property. Participant agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company or its Subsidiaries (in electronic or hard-copy form), and Participant shall not make or retain any copies of any documents (including in electronic form) or any items that are the property of the Company or its Subsidiaries or that contain Confidential Information. Participant shall also disclose to Company any passwords for Participant’s computer or other access codes for anything associated with Participant’s employment with the Company and/or its Subsidiaries, and shall not delete or modify any property prior to its return to the Company. Participant also shall provide the Company with access to any personal computer, tablet, phone, external hard drives, flash drives, cloud-based storage platforms, or any other personal device or storage location with Company information, whether or not such information is designated as confidential or proprietary and whether or not such devices were supplied by the Company or owned by Participant, so that the Company may remove or delete any information of the Company and/or any of its Subsidiaries.
6.Works Made for Hire and Intellectual Property.
(a)Participant acknowledges and agrees that all records (in whatever media), written works, documents, papers, notebooks, drawings, designs, technical information, source code, object code, algorithms, processes, methods, ideas, formulas, inventions (whether patentable or not), invention disclosures, discoveries, improvements, other copyrightable or protected works, or any other intellectual property, developed, conceived, acquired, created, authored, or reduced to practice, from which derivative works are prepared, made, invented, or discovered by Participant (whether or not during usual working hours, and whether individually or jointly with others) that relate to, result from or are suggested by any work or task performed by Participant for or on behalf of the Company or one of its Subsidiaries or otherwise pertain to any Competitive Product or Service, or that arise from the use or assistance of the facilities, materials, personnel, or

Confidential Information of the Company or one of its Subsidiaries, or that otherwise relate to the actual or anticipated research, development or business of the Company or one of its Subsidiaries, will be and remain the absolute property of the Company and/or any of its Subsidiaries, as will all the worldwide patent, copyright, trademark, service mark and trade secret rights, any associated registrations, applications, renewals, extensions, continuations, continuations-in-part, requests for continued examination, divisions, or reissues thereof or any foreign equivalents thereof, and all other intellectual property rights relating to the foregoing (all items referred to in this sentence are collectively referred to as the “Intellectual Property”). Participant irrevocably and unconditionally waives all rights, wherever in the world enforceable, that vest in Participant (whether before, on, or after the date of this Agreement) in connection with any such Intellectual Property in the course of Participants employment with the Company or one of its Subsidiaries. Participant recognizes all such Intellectual Property constitutes “works made for hire” for which the Company and/or any of its Subsidiaries retains all rights, title, and interest to any underlying rights, including copyright protections. If for any reason any such Intellectual Property is not deemed to be a “work made for hire,” consistent with the undertakings below, Participant hereby assigns all rights, title and interest in any such Intellectual Property to the Company and/or any of its Subsidiaries.
(b)Participant will promptly disclose, and hereby grants and assigns, all rights, title, and interest in all Intellectual Property pertaining to any Competitive Product or Service to the Company or one of its Subsidiaries for its or their sole use and benefit. At all times, both during and after Participant’s employment by the Company or one of its Subsidiaries, Participant agrees to assist the Company and/or its Subsidiaries in taking the proper steps, including executing any required documents, to obtain patents, copyrights or other legal protection for the Intellectual Property and to assign such Intellectual Property and the rights to any applications associated therewith to the Company or one of its Subsidiaries, if the Company or one of its Subsidiaries so desires, but all at the Company and/or any of its Subsidiaries’ direction and expense. At all times, both during and after Participant’s employment by the Company or one of its Subsidiaries, Participant agrees not to claim any rights to any Intellectual Property as having been created, conceived or acquired by Participant prior to Participant’s employment by the Company or one of its Subsidiaries, unless such Intellectual Property is identified on a sheet attached to this Agreement and signed by Participant as of the date of this agreement.
7.Participant’s Representations and Acknowledgments. Participant acknowledges and agrees that Participant’s services are of a special, unique, and extraordinary character, and Participant’s position with the Company or one of its Subsidiaries places Participant in a position of trust and confidence with respect to the Company and/or its Subsidiaries’ confidential and proprietary information and trade secrets, business relationships, and other valuable assets and goodwill. Participant further acknowledges and agrees that the Company and its Subsidiaries have a legitimate business interest in protecting such valuable assets and goodwill from unauthorized use and disclosure and unfair competition that would cause the Company and/or its Subsidiaries immediate and irreparable harm, thereby warranting the non-competition, non-solicitation, non-interference, and confidentiality covenants contained in this Agreement.
8.Taxes.
(a)This Section 8(a) applies only to (a) all Participants who are U.S. employees, and (b) to those Participants who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the Restricted Stock Units. Such Participant shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time Participant recognizes taxable income, or withholding of employment taxes is required, with respect to the Restricted Stock Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. Participant may satisfy the foregoing requirement by making a payment to the Company in cash (including, without limitation, future wages) or, in accordance with rules and regulations promulgated by the Compensation Committee, by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which Participant would otherwise become vested under this Agreement, in each case, having a value equal to the maximum amount of tax permitted to be withheld that will not result in adverse financial accounting consequences to the Company. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined.
(b)Participant acknowledges that the tax laws and regulations and financial accounting principles and guidance applicable to the Restricted Stock Units and the disposition of the Shares following the settlement of Restricted Stock Units are complex and subject to change.
9.Securities Laws Requirements. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of the vesting or settlement of the Restricted Stock Units, including without limitation (a) restrictions under an insider trading policy, and (b) restrictions as to the use of a specified brokerage firm for such resales or other transfers. Upon the acquisition of any Shares pursuant to the vesting or settlement of the Restricted Stock Units, Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, including, but not limited to, the Securities Act of 1933, as amended (the "Securities Act"), or with this Agreement and the Plan. All accounts in which such Shares are held or any certificates for Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Shares are held) to make appropriate reference to such restrictions. The Company shall not be obligated to transfer any Shares following the settlement of Restricted Stock Units to Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).
10.No Obligation to Register. The Company shall be under no obligation to register any Shares as a result of the settlement of the Restricted Stock Units pursuant to the Securities Act or any other federal or state securities laws.
11.Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), Participant shall not, directly or Indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Restricted Stock Units granted under this Agreement or any Shares resulting the settlement thereof without the prior written consent of the Company or its underwriters.
12.Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any Shares resulting from the settlement of Restricted Stock Units on its books nor will any of such Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.
13.Rights as a Stockholder. Participant shall not possess the right to vote the Shares underlying the Restricted Stock Units until the Restricted Stock Units have been settled in accordance with the provisions of this Agreement and the Plan.
14.Survival of Terms. This Agreement shall apply to and bind Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 4 through 8 and 12 through 29 shall expressly survive the forfeiture of the Restricted Stock Units and the termination of this Agreement.
15.Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to Participant, to Participant’s attention at the mailing address set forth on the signature page of this Agreement (or to such other address as Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 2366 Bernville Road, Reading, Pennsylvania 19605, Attention: Chief Legal and Compliance Officer (or to such other address as the Company shall have specified to Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.
16.Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
17.Authority of the Administrator. The Compensation Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement, including but not limited to making all determinations regarding eligibility, vesting, forfeiture and the calculation of the number of Restricted Stock Units awarded or credited under this Agreement. The determination of the Compensation Committee as to any such matter of interpretation, construction or calculation shall be final, binding and conclusive.
18.Representations. Participant has reviewed with Participant’s own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
19.Investment Representation. Participant hereby represents and warrants to the Company that Participant, by reason of Participant’s business or financial experience (or the business or financial experience of Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or Indirectly), has the capacity to protect Participant’s own interests in connection with the transactions contemplated under this Agreement.
20.Relief, Remedies and Enforcement.  Participant acknowledges and agrees that a breach of any provision of this Agreement by Participant will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone shall not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Participant, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Participant further agrees that should Participant breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it.

Participant shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Participant’s breach of any provisions of this Agreement.
21.Entire Agreement; Language; Governing Law. Subject to Sections 25(f)(i), 25(f)(ii) and 25(f)(iii), this Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the foregoing, Participant will continue to be bound by all prior agreements Participant entered into with the Company relating to confidentiality, trade secrets, wrongful competition, wrongful solicitation, and restrictive covenants (“Prior Restrictive Agreements”). This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement has been prepared in English and may be translated into one or more other languages. If there is a discrepancy between or among any of these versions, the English version shall prevail. Unless otherwise restricted by applicable law, this Agreement may be executed electronically. Subject to the following exceptions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, USA, other than its conflicts of laws principles.
(a)State of Washington Choice of Law/Venue. For Participants employed by the Company in the State of Washington, the Wrongful Competition and Wrongful Solicitation covenants in this Agreement shall be construed according to the laws of the State of Washington, and any action arising out of or relating to those covenants may only be brought and prosecuted in the courts of the State of Washington or in the United States District Court for the Western District of Washington.
(b)State of California Choice of Law/Venue. For Participants employed by the Company in the State of California, the Wrongful Competition and Wrongful Solicitation covenants in this Agreement shall be construed according to the laws of the State of California, and any action arising out of or relating to this Agreement may only be brought and prosecuted in the courts of the State of California or in the United States District Court for the Northern District of California.
(c)State of Colorado Choice of Law/Venue. For Participants employed by the Company in the State of Colorado, the Wrongful Competition and Wrongful Solicitation covenants shall be construed according to the laws of the State of Colorado, and any action arising out of or relating to this Agreement may only be brought and prosecuted in the courts of the State of Colorado or in the United States District Court for the District of Colorado.

(d)State of Massachusetts Choice of Law/Venue. For Participants employed by the Company in the Commonwealth of Massachusetts, the Wrongful Competition and Wrongful Solicitation covenants shall be construed according to the laws of the Commonwealth of Massachusetts, and any action arising out of or relating to this Agreement may only be brought and prosecuted in the courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts.

(e)State of Minnesota Choice of Law/Venue. For Participants employed by the Company in the State of Minnesota, the Wrongful Competition and Wrongful Solicitation covenants shall be construed according to the laws of the State of Minnesota, and any action arising out of or relating to this Agreement may only be brought and prosecuted in the courts of the State of Minnesota or in the United States District Court for the District of Minnesota.
22.Severability and Reformation. The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth herein. It is the intention of the parties that the provisions hereof be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions hereof shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if at the time of enforcement of any provision hereof, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by law. Furthermore, if any such restriction is held to be void but would be valid if part of the wording (including in particular, but without limitation, the definitions) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid or effective.
23.Amendments; Construction. The Compensation Committee may amend the terms of this Agreement prospectively or retroactively at any time, but (unless otherwise provided under Section 18 of the Plan) no such amendment shall impair the rights of Participant hereunder without Participant’s consent. To the extent the terms of Section 4 or 5 of this Agreement, as applicable, conflict with any prior agreement between the parties related to such subject matter, the terms of Section 4 or 5 of this Agreement, as applicable, to the extent more restrictive, shall supersede such conflicting terms and control. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
24.Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant acknowledges Participant has been advised by the Company to consult with an attorney (at Participant’s own expense) prior to signing this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Shares of Restricted Stock Units subject to all the terms and conditions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Agreement.
25.Miscellaneous.
(a)No Rights to Grants or Continued Employment. Participant acknowledges that the award granted under this Agreement is not an employment right, and is being granted at the sole discretion of the Compensation Committee. Participant shall not have any claim or right to receive grants of Restricted Stock Units or other awards under the Plan. Neither the Plan nor this Agreement, or any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of Participant at any time.
(b)Unfunded Plan. No Participant and no beneficiary or other persons claiming under or through Participant, shall have any right, title, or interest by reason of any award under the Agreement to any particular assets of the Company or any Subsidiary or other Affiliate, or any Common Stock allocated or reserved for the purposes of this Agreement or subject to any Restricted Stock Unit as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Agreement or Plan.
(c)No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
(d)Assignment. The Company shall have the right to assign any of its rights, and by accepting these Restricted Stock Units, Participant hereby consents to an assignment. The Company shall have the right to delegate any of its duties under this Agreement to any of its Affiliates. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the Company (including any person or entity which acquires all or substantially all of the assets of the Company).
(e)Adjustments. The Restricted Stock Units shall be adjusted or terminated as contemplated by Section 16(a) of the Plan, including, in the discretion of the Compensation Committee, rounding to the nearest whole number of Restricted Stock Units or Shares, as applicable.
(f)Other Agreements; Clawback Policy.
(i)Participant acknowledges that as a condition to the receipt of the Award, Participant:
(A)shall have delivered to the Company an executed copy of this Agreement;
(B)shall be subject to the Company's stock ownership guidelines, to the extent applicable to Participant; and
(C)shall be subject to policies and agreements adopted by the Company from time to time, including, but not limited to, the terms of any clawback policy adopted by the Board of Directors (as such policy may be amended from time-to-time) (collectively, the “Clawback Policies”), and applicable laws and regulations, requiring the repayment by Participant of incentive compensation, including, but not limited to, the Restricted Stock Units, any cash or Shares delivered upon settlement of the Restricted Stock Units, proceeds or value realized from the sale or transfer of Shares, and dividends or dividend equivalents, to the extent applicable, under certain circumstances, including, but not limited to, the terms of any Clawback Policy, without any further act or deed or consent of Participant.
(ii)Participant acknowledges that if Participant violates any of the terms or provisions of the Clawback Policies, whether before or after termination of employment, then the Company will, to the fullest extent permitted by applicable law, recoup such incentive compensation as provided under the Clawback Policies, which may include without limitation, (i) terminating Participant's rights in any unvested Restricted Stock Units under this Award, (ii) clawing back (i.e., recover) all Shares previously issued under this Award, (iii) cancelling or offsetting against any planned future cash or equity-based awards, and (iv) forfeiture of deferred compensation, subject to compliance with Code Section 409A and the regulations promulgated thereunder. Each payment in settlement of the Restricted Stock Units will be delivered as described above and taxable upon delivery in accordance with applicable tax law, but for purposes of California Labor Code Section 221, the Colorado Wage Claim Act, and any

successor provision, will not be considered “wages” and will not be considered “earned” until the end of the second complete calendar year following delivery of the payment. For purposes of the foregoing, Participant expressly and explicitly authorizes the Company to issue instructions, on Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Participant's Shares, and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.
(iii)If Participant is a non-resident of the U.S., Appendix A contains special terms and conditions applicable to awards in Participant's country. The issuance of the Award to any such Participant is contingent upon Participant executing and returning any acknowledgment related to such terms and conditions in Appendix A in the manner directed by the Company.
(g)WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW AND EXPRESSLY BECAUSE OF THE COMPLEXITY OF THE MATTERS IN THE OPERATIVE DOCUMENTS, EACH PARTY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS.
(h)WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS. Participant waives, to the fullest extent allowed by law, any claims or rights to recover punitive, exemplary or similar damages.
(i)LIMIT ON ACTUAL DAMAGES. In no event may the actual damages awarded to Participant in a dispute arising out of or relating to the Operative Documents exceed the Fair Market Value of the Restricted Stock Units set forth on the signature page of this Agreement as of the date hereof, reduced by the value of any Shares or payments previously received under this Agreement (the "Damages Limit"). Participant knowingly, voluntarily and irrevocably waives and releases any claim to damages in excess of this Damages Limit.
(j)LIMITATION OF REMEDIES. Except when prohibited by applicable law, the procedures and remedies set forth in this Agreement shall constitute the sole remedies available to Participant. In no event shall Participant seek equitable relief, injunctive relief, or otherwise bring claims directly or derivatively for ultra vires, corporate waste, breach of fiduciary duty, or any other claim or cause of action, whether legal or equitable, sounding in contract or tort. Nothing in this clause is intended to waive or limit any claim brought pursuant to any federal or state statute related to the protection of civil rights. Should any provision in this Agreement be found by a court of competent jurisdiction, after all appellate rights are exhausted, to be unenforceable or void, the Parties expressly agree to sever such provision.
(k)Entry Into Agreement of Free Will and Without Coercion. Participant acknowledges and agrees that Participant is entering into this Agreement on Participant’s own free will and without coercion. Participant represents that Participant has had sufficient time and reasonable opportunity to review the Agreement and understand its terms, including the opportunity to consult with legal counsel of Participant so chooses.
26.Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that Participant undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Participant's “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of Participant's death (the

“Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
27.Survival.  All wrongful competition, wrongful solicitation, and confidential information/trade secret obligations in this Agreement shall survive the Last Day and the termination or expiration of this Agreement, and no dispute regarding any other provisions of this Agreement or regarding Participant’s employment or the termination of Participant’s employment shall prevent the operation and enforcement of these obligations.
28.Transfer of Employment.  In the event of a transfer of Participant’s employment between Company affiliates, this Agreement shall continue in effect. The succeeding Company affiliate shall succeed to all rights of the prior Company affiliate under this Agreement, including the right to enforce this Agreement (so long as this Agreement has not otherwise been superseded).
29.Electronic Signature.  Participant agrees that the Company may enforce this Agreement with a copy for which Participant has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Participant’s electronic signature shall be the same as, and shall have the same force and effect as, Participant’s written signature. By electronically accepting this Agreement, Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

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THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY PARTICIPANT UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE DATE OF GRANT SET FORTH BELOW.
BY SIGNING THIS AGREEMENT, PARTICIPANT IS HEREBY CONSENTING TO THE USE AND TRANSFER OF PARTICIPANT’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Participant has executed this Agreement, both as of the day and year first above written.

ENERSYS

By:
Name:	Shawn M. O’Connell
Title:	President & Chief Executive Officer

PARTICIPANT

Name:
Address:

Date of Grant: _______________

Number of Restricted Stock Units: ________